UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2011, the Board of Directors of Talon Therapeutics, Inc. (the “Company”) appointed Samir M. Gharib, CPA, as the Company’s interim controller.  Mr. Gharib, age 29, has been employed by CRC Results, Inc. (“CRC”), a consulting firm specializing in accounting, compliance, and risk advisory services, since January 2008.  Prior to joining CRC, from 2005 to 2007, Mr. Gharib was a member of KPMG’s Audit and Risk Advisory Services and Forensic Advisory Services groups. There are no family relationships between Mr. Gharib and any other officer or director of the Company.

Mr. Gharib’s services to the Company are provided pursuant to an engagement agreement between the Company and CRC dated August 25, 2011 (the “Agreement”). Pursuant to the Agreement, the Company engaged CRC to perform controller and financial reporting services and CRC designated Mr. Gharib as its representative to perform such services. The Agreement provides that the Company will pay CRC at an hourly rate ranging from $110 to $175 per hour, depending on the specific services provided by Mr. Gharib or other representatives of CRC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talon Therapeutics, Inc.

Date: October 21, 2011	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer